UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) January 30, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 500,
Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On January 30, 2009, FairPoint Communications, Inc. (the “Company”) and certain of its subsidiaries entered into a Transition Agreement (the “Transition Agreement”) with Verizon Communications Inc. (“Verizon”), Verizon New England Inc. (“Verizon New England”) and Verizon Information Technologies LLC (“Verizon Technologies”).  The Transition Agreement was executed in connection with the cutover of certain back office systems, as contemplated by the transition services agreement (the “Transition Services Agreement”), dated January 15, 2007, as amended, among Verizon Technologies, Northern New England Telephone Operations Inc., Enhanced Communications of Northern New England Inc. and the Company.  The Transition Services Agreement and related agreements required the Company to make payments totaling approximately $45.4 million to Verizon in the first quarter of 2009, including a one-time cutover fee of $34.0 million with the balance related to the purchase of certain internet access hardware.

Pursuant to the Transition Agreement and related documents, among other things:

•                  Verizon New England accelerated its payment of $30.0 million to the Company for certain line losses in the State of New Hampshire (the “Line Loss Payment”).  The $30 million Line Loss Payment was applied as a credit against the approximate $34.0 million owed by the Company to Verizon Technologies under the Transition Services Agreement.  The Line Loss Payment was contemplated by an order of the State of New Hampshire Public Utilities Commission issued on February 25, 2008 (the “Order”).  The Order required that Verizon pay $15 million to the Company on March 31, 2009 and also pay $15 million to the Company on March 31, 2010 if certain conditions were met.   Verizon agreed that this Line Loss Payment is not refundable to Verizon, regardless of whether the conditions to its payment set forth in the Order are met.

•                  Verizon provided additional credits totaling approximately $7.7 million (including $7.5 million related to the purchase of the internet access hardware and $0.2 million related to other fees) against the total payments due in the first quarter of 2009 from the Company to Verizon.

•                  On February 20, 2009, the Company will make a payment to Verizon Technologies of approximately $7.7 million in respect of amounts owed under the Transition Services Agreement and for the internet access hardware referred to above (which payment reflects the agreement of Verizon and FairPoint, reached concurrently with the execution of the Transition Agreement, as to the final purchase price of such internet hardware).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:		/s/ Alfred C. Giammarino
	Name:	Alfred C. Giammarino
	Title:	Executive Vice President and Chief Financial Officer

Date:  February 4, 2009